Exhibit 10.2
EXECUTION VERSION
LETTER AMENDMENT NO. 4
to
AMENDED AND RESTATED
MASTER SHELF AGREEMENT
As of June 29, 2006
Prudential Investment Management, Inc.
The Prudential Insurance Company of America
Pruco Life Insurance Company
Pruco Life Insurance Company of New Jersey
Gibraltar Life Insurance Co., Ltd.
RGA Reinsurance Company
Connecticut General Life Insurance Company
Zurich American Insurance Company
The Prudential Life Insurance Company, Ltd.
Prudential Retirement Insurance and Annuity Company
MTL Insurance Company
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201
Ladies and Gentlemen:
     We refer to the Amended and Restated Master Shelf Agreement, dated as of March 31, 2005, as amended by Letter Amendment No. 1 dated as of June 22, 2005, by Letter Amendment No. 2 dated as of November 1, 2005 and by Letter Agreement No. 3 dated as of March 13, 2006 (as so amended, the “Agreement”), among Crosstex Energy, L.P., a Delaware limited partnership (the “Company”), and Crosstex Energy Services, L.P., a Delaware limited partnership, on one hand, and each of you (the “Purchasers”), on the other hand. Unless otherwise defined in this Letter Amendment No. 4 to Amended and Restated Master Shelf Agreement (this “Amendment”), the terms defined in the Agreement shall be used herein as therein defined.
     Crosstex Energy Services, L.P., a Delaware limited partnership and Subsidiary of the Company (“CESL”), intends to acquire (the “Chief Acquisition”) all of the membership interests of Chief Midstream Holdings LLC, a Texas limited liability company (“Holdings”), pursuant to the Membership Interest Purchase and Sale Agreement dated as of May 1, 2006 among the various parties listed therein as “sellers” (collectively, the “Seller”), Holdings, Chief Resources LLC and CESL (the “Chief Purchase and Sale Agreement”), and all other agreements, instruments or documents executed in connection therewith or otherwise related to the Chief Acquisition (collectively, the “Chief Acquisition Documents”). Holdings, Chief

Midstream LLC, a Texas limited liability company, Eagle Mountain Gas Partners LLC, a Texas limited liability company, and Eagle Mountain Pipeline Company, L.P., a Texas limited partnership, are referred to herein as the “Chief Acquired Companies”).
     The Company desires make certain amendments to the Agreement as hereinafter provided and to obtain the Purchasers’ consent to the Chief Acquisition. Subject to the terms and conditions specified herein, the Purchasers have indicated their willingness to make such amendments and to provide such consent, all as more particularly set forth herein.
     Accordingly, subject to satisfaction of the conditions set forth in paragraph 8 hereof, and in reliance on the representations and warranties of the Company set forth in paragraph 7 hereof, the Purchasers hereby agree with the Company to amend the Agreement as provided in paragraphs 1 through 5 below and to consent to the Chief Acquisition as provided in paragraph 6 below, effective in each case as of the Amendment No. 4 Effective Date (as defined in paragraph 8 below).
     1. Amendment to Paragraph 5P(a). Post-Closing Requirements. Paragraph 5P(a) of the Agreement is amended in its entirety to read as follows:
(a) Within 90 days following the Amendment No. 4 Effective Date, the Company and the Guarantors shall execute such Mortgages and other Security Documents as the Required Holder(a) may reasonably require to perfect Liens on all material pipeline, gas gathering and processing assets of the Company and the Guarantors acquired in connection with the Chief Acquisition. In connection with the execution and delivery of such Mortgages and other Security Documents, the Company and the Guarantors shall deliver to the Collateral Agent such other documents, certificates, opinions and agreements as the Required Holder(s) may reasonably request.
     2. Amendment to Paragraph 5R. Excess Leverage Fee. Paragraph 5R of the Agreement is amended in its entirety to read as follows:
     5R. Excess Leverage Fee. If the Leverage Ratio as of the end of any fiscal quarter set forth below is within a range specified for such fiscal quarter, then for such fiscal quarter the Company agrees to pay to the holders of the Notes, in addition to the interest accruing on the Notes, a fee (the “Excess Leverage Fee”), payable in arrears on or before the 45th day after the end of such fiscal quarter, equal to the product of (i) the percentage set forth below for such fiscal quarter and range, multiplied by (ii) the daily average outstanding principal balance of the Notes during such fiscal quarter. The payment of the Excess Leverage Fee shall not constitute a waiver of any Default or Event of Default.

	Leverage Ratio Range	Excess Leverage Fee
Fiscal Quarter ending September 30, 2006:	Greater than 4.90 to 1.00 but less than or equal to 5.00 to 1.00	0.08%

	Greater than 5.00 to 1.00 but less than or equal to 5.25 to 1.00	0.15%

Fiscal Quarters ending December 31, 2006 and March 31, 2007:	Greater than 4.75 to 1.00 but less than or equal to 5.00 to 1.00	0.08%

	Greater than 5.00 to 1.00 but less than or equal to 5.25 to 1.00	0.15%

Fiscal Quarter ending June 30, 2007:	Greater than 4.55 to 1.00 but less than or equal to 4.90 to 1.00	0.08%

	Greater than 4.90 to 1.00 but less than or equal to 5.25 to 1.00	0.15%

Fiscal Quarters ending September 30, 2007 and December 31, 2007:	Greater than 4.30 to 1.00 but less than or equal to 4.55 to 1.00	0.08%

	Greater than 4.55 to 1.00 but less than or equal to 4.75 to 1.00	0.15%
     3. Amendment to Paragraph 6A(3). Leverage Ratio. Paragraph 6A(3) of the Agreement is amended in its entirety to read as follows:
     6A(3). Leverage Ratio. The Company shall not, as of the end of any fiscal quarter, permit the Leverage Ratio for the Company and its Subsidiaries on a Consolidated basis to be greater than (i) 5.25 to 1.00 for any fiscal quarter ending during the period commencing on the Amendment No. 4 Effective Date and ending June 30, 2007, (ii) 4.75 to 1.00 for any fiscal quarter ending during the period commencing on July 1, 2007 and ending on December 31, 2007 and (iii) 4.25 to 1.00 for any fiscal quarter ending thereafter; provided, however, that during an Acquisition Adjustment Period, the Leverage Ratio shall not be greater than 5.25 to 1.00.

     4. Amendment to Paragraph 6J. Bank Agreement. Paragraph 6J of the Agreement is amended in its entirety to read as follows:
     6J. Bank Agreement. The Company will not amend, supplement or otherwise modify any term of the Bank Agreement without the prior written consent of the Required Holders, which consent will not be unreasonably withheld, which amendment, supplement or modification would have the effect of (i) increasing the aggregate commitments under the Bank Agreement above $1,300,000,000, (ii) increasing the rate of interest except with respect to imposing the default rate as provided for in the Bank Agreement on the date hereof or any fees charged on the Bank Obligations or (iii) being materially adverse to the interests of the Holders.
     5. Amendments to Paragraph 10B. Other Terms.
     (a) The definition of “Acquisition Adjustment Period” in paragraph 10B of the Agreement is amended in its entirety to read as follows:
     “Acquisition Adjustment Period” means at any time after the Amendment No. 4 Effective Date, any period of three consecutive fiscal quarters commencing on the first day of the fiscal quarter during which the Company or any of its Subsidiaries consummates any Acquisition (other than the Chief Acquisition) in which the purchase price therefor exceeds $50,000,000 (whether such purchase price is paid in cash, by the assumption of Debt of the Person or assets so acquired, or otherwise) and ending on the last day of the third fiscal quarter following such date.
     (b) Paragraph 10B of the Agreement is amended by adding the following definitions thereto in appropriate alphabetical order:
     “Amendment No. 4 Effective Date” shall have the meaning given in Letter Amendment No. 4 to this Agreement.
     “Chief Acquisition” means the acquisition of Chief Midstream Holdings LLC, a Texas limited liability company, pursuant to the Chief Purchase and Sale Agreement.
     “Chief Acquisition Documents” means the Chief Purchase and Sale Agreement and all other agreements, instruments or documents executed in connection therewith or otherwise related to the Chief Acquisition.
     “Chief Purchase and Sale Agreement” means the Membership Interest Purchase and Sale Agreement dated as of May 1, 2006 among the various parties listed therein as “sellers”, Chief Midstream Holdings LLC, Chief Resources LLC and Crosstex Energy Services, L.P.
     (c) The definition of “Closing Leverage Period” in paragraph 10B of the Agreement is deleted in its entirety.

     6. Consent. Notwithstanding the provisions of paragraphs 6C(3) and 6C(4) of the Agreement, the Purchasers hereby consent to the Chief Acquisition, the execution and/or delivery of the Chief Acquisition Documents and the performance and consummation of the transactions contemplated by the Chief Acquisition Documents.
     7. Representations and Warranties. In order to induce the Purchasers to enter into this Amendment, the Company hereby represents and warrants as follows:
     (a) The execution, delivery and performance by the Company and the Guarantors of this Amendment, the Agreement, as amended hereby, and each of documents described in paragraph 8 hereof to which each is a party, have in each case been duly authorized by all necessary limited liability company, limited partnership or other organizational action and do not and will not (i) contravene the terms of the Company Partnership Agreement or the partnership agreement or certificate of formation (or other organizational documents) of the General Partner, the Company or any of their Subsidiaries, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which the General Partner, the Company or any of their Subsidiaries is a party and which could subject any holder of Notes to any liability, (iii) conflict with or result in any breach or contravention of any order, injunction, writ or decree of any governmental authority binding on the General Partner, the Company, any of their Subsidiaries or their respective properties, (iv) violate any applicable law binding on or affecting the General Partner, the Company or any of their Subsidiaries, or (v) adversely affect the enforceability of any Lien of the Security Documents.
     (b) Each of the representations and warranties contained in paragraph 8 of the Agreement is true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects immediately upon, and as of the date of, the effectiveness of this Amendment in each case except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
     (c) On and as of the date hereof, and after giving effect to this Amendment, no Default or Event of Default exists under the Agreement.
     (d) No Governmental Action is required for the due execution, delivery or performance by the Company or the Guarantors of this Amendment, the Agreement, as amended hereby or each of the documents (other than the Chief Purchase and Sale Agreement) described in paragraph 8 hereof to be executed by the Company or any Guarantor. All Governmental Action required for the due execution, delivery or performance by the Company or the Guarantors of the Chief Purchase and Sale Agreement have been obtained, except such Governmental Actions that the failure to obtain could not reasonably be expected to have a Material Adverse Effect.
     (e) This Amendment, the Agreement, as amended hereby, and each of the documents described in paragraph 8 hereof to be executed by the Company or any Guarantor, constitute legal, valid and binding obligations of the Company or such Guarantor, as applicable, enforceable against the Company or such Guarantor, as applicable, in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in any proceeding in law or in equity).
     (f) The quarterly and annual financial statements most recently delivered to each Holder pursuant to paragraphs 5A(i) and 5A(ii) of the Agreement fairly present the Consolidated financial condition of the Company and its Subsidiaries as of the respective dates thereof and the Consolidated results of the operations of the Company and its Subsidiaries for the respective fiscal periods ended on such dates, all in accordance with GAAP applied on a consistent basis (subject to normal year-end audit adjustments and the absence of footnotes in the case of the quarterly financial statements). Since December 31, 2005, no Material Adverse Effect has occurred. The Company and its Subsidiaries have no material contingent liabilities except as disclosed in such financial statements or the notes thereto.
     (g) There is no pending or, to the knowledge of the Company, threatened action or proceeding affecting the Company or any Subsidiary before any Governmental Person, referee or arbitrator that could reasonably be expected to have a Material Adverse Effect.
     (h) Neither the Company, the General Partner, the Ultimate General Partner nor any of their Subsidiaries have paid, or agreed to pay, any fees or other compensation for or with respect to the amendment to the Amendment to Bank Agreement (as defined below), except as expressly set forth therein or in any fee letter executed in connection therewith, the contents of which have been described to The Prudential Insurance Company of America.
     8. Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Amendment No. 4 Effective Date”) first above written when and if each of the conditions set forth in this paragraph 8 shall have been satisfied (or waived in writing by Prudential and the Required Holder(s)).
     (a) Execution and Delivery of Documents. Each Purchaser shall have received the following, each to be dated the date of execution and delivery thereof unless otherwise indicated, and each to be in form and substance satisfactory to such Purchaser and executed and delivered by each of the parties thereto, as applicable:
     (i) this Amendment, duly executed by the Company, the Guarantors and the Purchasers;
     (ii) an executed copy of an amendment to the Bank Agreement in form and substance satisfactory to the Required Holder(s), permitting the transactions contemplated hereby and by the other Loan Documents (the “Amendment to Bank Agreement”);
     (iii) a certificate dated as of the Amendment No. 4 Effective Date from a Responsible Officer stating that after giving effect to the consent set forth in paragraph 6 hereof (A) all representations and warranties of the Company set forth in this Amendment, the Agreement, as amended hereby, and each of the other Loan Documents to which it is a party are true and correct in all material respects; (B) no Event of Default or Default has occurred and is continuing; and (C) the conditions in this paragraph 8 have been met or waived;
     (iv) a certificate dated as of the Amendment No. 4 Effective Date from the Chief Financial Officer of the Company stating that the Company and its Subsidiaries are Solvent on a Consolidated basis after giving effect to the Chief Acquisition, this Amendment and the transactions contemplated hereby;
     (v) a certificate of the secretary or assistant secretary of the Ultimate General Partner certifying as of the Amendment No. 4 Effective Date to (A) the existence of the Company and the General Partner, (B) the Company Partnership Agreement, (C) the General Partner’s organizational documents, (D) the Ultimate General Partner’s organizational documents, (E) the resolutions of the Ultimate General Partner approving the Chief Acquisition, this Amendment and the other Loan Documents executed and delivered on or before the date of such certificate, and (F) all documents evidencing other necessary corporate, partnership or limited liability company action and governmental approvals, if any, with respect to this Amendment and the other Loan Documents executed and delivered on or before the date of such certificate;
     (vi) certificates of good standing and existence for the Company, the General Partner and the Ultimate General Partner from the applicable state in which the Company, the General Partner and the Ultimate General Partner is organized;
     (vii) copies of the Chief Purchase and Sale Agreement together with the exhibits and schedules thereto certified by a Responsible Officer as being true and correct copies of such documents as of the date hereof; and
     (viii) such other documents, governmental certificates, agreements and lien searches as such Purchaser may reasonably request.
          (b) No Material Adverse Effect. Since December 31, 2005, there shall not have occurred (i) any event, development, or circumstance that has caused or could reasonably be expected to cause a material adverse effect on (x) the condition (financial or otherwise), results of operation, assets, liabilities, management, prospects or value of the Company and its Subsidiaries, taken as a whole, (y) the validity or enforceability of this Amendment, the Agreement, as amended hereby, or any of the Loan Documents or (z) the rights and remedies of the Purchasers under this Amendment, the Agreement, as amended hereby, or any of the Loan Documents, (ii) any event, development, or circumstance that has caused or could reasonably be expected to cause a material adverse condition or material adverse change that calls into question in any material respect the Projections (as defined below) or any of the material assumptions on which such Projections were prepared, or (iii) any change, effect, event or occurrence with respect to the financial condition, properties, assets or operations of the Chief Acquired Companies that is material and adverse to the Chief Acquired Companies, taken as a whole, provided that in determining whether such a change, effect, event or occurrence has occurred, the following shall not be considered: changes, effects, events and occurrences relating to (A) the natural gas pipeline, treating and processing industry generally (including the price of natural gas and the costs associated with the drilling and/or production of natural gas), (B) any general market, economic, financial or political conditions, or outbreak or hostilities or war, in the United States, or (C) the transactions contemplated by the Chief Purchase and Sale Agreement; provided, however, that to be excluded under subsection (B) above, such condition may not disproportionately affect, as compared to others in such industry, any of the Chief Acquired Companies, or their respective businesses, assets, properties, results of operation or condition (financial or otherwise). No Purchaser shall have become aware after April 28, 2006 of any information or other matter affecting the Company, the Chief Acquisition or the transactions contemplated by this Amendment that is inconsistent in a material and adverse manner with any such information or other matter disclosed in writing to any one or more of the Purchasers prior to the date hereof.
          (c) No Default. No Event of Default or Default shall have occurred and be continuing or would result in connection with the Chief Acquisition or application of the proceeds therefrom.
          (d) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained in paragraph 7 hereof, in paragraph 8 of the Agreement, as amended hereby, and in each of the other Loan Documents executed and delivered on or before the Amendment No. 4 Effective Date and after giving effect to the consent set forth in paragraph 6 hereof shall be true and correct in all material respects on and as of the Amendment No. 4 Effective Date both before and after giving effect to the borrowing under the Bank Agreement in connection with the Chief Acquisition and to the application of the proceeds from the borrowing under the Bank Agreement in connection with the Chief Acquisition, as though made on and as of such date, other than any such representations or warranties that, by their terms refer to a specific date.
          (e) No Material Litigation. No action, suit, investigation or proceeding shall be pending or, to the knowledge of the Company, threatened in any court or before any arbitrator or governmental authority that (i) could reasonably be expected to have a Material Adverse Effect or (ii) relates to the Chief Acquisition.
          (f) Payment of Fees and Expenses. The Company shall have paid all costs and expenses that have been invoiced and are payable pursuant to paragraph 11B of the Agreement.
          (g) Financial Information. Such Purchaser shall have received financial projections of the Company and its Subsidiaries for the fiscal years 2006 through 2010 and incorporating the advances provided for in the Amendment to Bank Agreement and the Chief Acquisition (the “Projections").
          (h) Bank Agreement. All of the conditions precedent to the effectiveness of the Amendment to Bank Agreement shall have been met or waived on or prior to the Amendment No. 4 Effective Date.
          (i) Due Diligence. Such Purchaser shall have received such financial, business and other information regarding the Chief Acquisition as such Purchaser shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, collective bargaining agreements and other arrangements with employees, and the financial statements and Projections referred to in paragraph 8(g) hereof.
          (j) Equity Issuance Proceeds. The Company shall have received the proceeds of an Equity Issuance in immediately available funds, after payment of, or provision for, all brokerage commissions and other reasonable out-of-pocket fees and expenses, in amount equal to at least $250,000,000.
          (k) Chief Acquisition.
               (i) The terms and conditions of the Chief Acquisition Documents shall be in form and substance satisfactory to such Purchaser (it being agreed that the Chief Acquisition Documents that have been delivered to such Purchaser are satisfactory).
               (ii) Except as otherwise disclosed in writing and acceptable to such Purchaser, the Chief Acquisition Documents shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived in writing after the execution thereof, unless such amendment, modification or waiver could not reasonably be expected to be materially adverse to the interests of the Company or the Purchasers.
               (iii) The Chief Acquisition shall, substantially concurrently with the effectiveness of this Amendment have been consummated by the Company, and all other conditions to the Chief Acquisition as set forth in the Chief Acquisition Documents shall have been satisfied or waived in form and substance satisfactory to such Purchaser, unless such waiver could not reasonably be expected to be materially adverse to the interests of the Company or the Purchasers.
          (l) Consents. The Company shall have received all necessary or, in the discretion of the Required Holder(s), advisable, third-party consents or agreements required for the consummation of the Chief Acquisition.
     9. Miscellaneous.
     (a) Effect on Agreement. On and after the Amendment No. 4 Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Agreement and each reference in the Notes and all other documents executed in connection with the Agreement to “the Agreement”, “thereunder”, “thereof”, or words of like import referring to the Agreement shall mean the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Except as expressly set forth in paragraph 6 hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement. Without limiting the generality of the foregoing, nothing in this Amendment shall be deemed to (i) except as expressly set forth in paragraph 6 hereof, constitute a waiver of compliance or consent to noncompliance by the Company or any other Person with respect to any term, provision, covenant or condition of the Agreement or any other Loan Document or (ii) prejudice any right or remedy that any holder of Notes may now have or may have in the future under or in connection with the Agreement or any other Loan Document.

     (b) Counterparts. This Amendment may be executed in any number of counterparts (including those transmitted by facsimile) and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment. Delivery of this Amendment may be made by facsimile transmission of a duly executed counterpart copy hereof.
     (c) Expenses. The Company confirms its agreement, pursuant to paragraph 11B of the Agreement, to pay promptly all out-of-pocket expenses of the Purchasers related to the preparation, negotiation, reproduction, execution and delivery of this Amendment and all matters contemplated hereby and thereby, including without limitation all fees and out-of-pocket expenses of the Purchasers’ special counsel.
     (d) Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.
     (e) Affirmation of Obligations. Notwithstanding that such consent is not required under the Guaranties, each of the Guarantors consents to the execution and delivery of this Amendment by the parties hereto. As a material inducement to the undersigned to amend the Agreement as set forth herein, each of the Guarantors respectively (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty to which it is a party, and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.
     (f) FINAL AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
{Remainder of this page blank; signature page follows.}

     If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least one counterpart to the Company at 2501 Cedar Springs, Suite 600, Dallas, Texas 85201.

Very truly yours,

CROSSTEX ENERGY, L.P.

By:	Crosstex Energy GP, L.P.,
its general partner

By:	Crosstex Energy GP, LLC,
its general partner

By:	/s/ Gysle R. Shellum

Gysle R. Shellum
Vice President-Finance
Agreed to as of the Amendment No. 4 Effective Date:
PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Authorized Signatory

Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Authorized Signatory

Vice President

PRUCO	LIFE INSURANCE COMPANY

By:	/s/ Authorized Signatory

Vice President
Signature Page to Letter Amendment No. 4

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By:	/s/ Authorized Signatory

Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management (Japan), Inc.,
as Investment Manager

By:	Prudential Investment Management, Inc.,
as Sub-Adviser

By:	/s/ Authorized Signatory

Vice President

RGA REINSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Authorized Signatory

Vice President

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	Prudential Investment Management, Inc., as Investment Manager

By:	/s/ Authorized Signatory

Vice President
Signature Page to Letter Amendment No. 4

ZURICH AMERICAN INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Authorized Signatory

Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By:	Prudential Investment Management (Japan), Inc.,
as Investment Manager

By:	Prudential Investment Management, Inc.,
as Sub-Adviser

By:	/s/ Authorized Signatory

Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Authorized Signatory

Vice President
Signature Page to Letter Amendment No. 4

MTL INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Authorized Signatory

Vice President
Agreed to and acknowledged by each of the undersigned for the purposes set forth in paragraph 9(e) hereof:

GUARANTORS:

CROSSTEX ACQUISITION MANAGEMENT, L.P.
CROSSTEX MISSISSIPPI PIPELINE, L.P.
CROSSTEX SEMINOLE GAS, L.P.
CROSSTEX ALABAMA GATHERING SYSTEM, L.P.
CROSSTEX MISSISSIPPI INDUSTRIAL GAS SALES, L.P.
CROSSTEX GULF COAST TRANSMISSION LTD.
CROSSTEX GULF COAST MARKETING LTD.
CROSSTEX CCNG GATHERING LTD.
CROSSTEX CCNG PROCESSING LTD.
CROSSTEX CCNG TRANSMISSION LTD.
CROSSTEX TREATING SERVICES, L.P.
CROSSTEX NORTH TEXAS PIPELINE, L.P.
CROSSTEX NORTH TEXAS GATHERING, L.P.
CROSSTEX NGL MARKETING, L.P.
CROSSTEX NGL PIPELINE, L.P.

By:	Crosstex Energy Services GP, LLC
Sole General Partner of each above limited partnership

By:	/s/ Gysle R. Shellum

Gysle R. Shellum
Vice President-Finance
Signature Page to Letter Amendment No. 4

CROSSTEX ENERGY SERVICES, L.P.

By:	Crosstex Operating GP, LLC,
its general partner

By:	/s/ Gysle R. Shellum

Gysle R. Shellum
Vice President-Finance

CROSSTEX OPERATING GP, LLC
CROSSTEX ENERGY SERVICES GP, LLC
CROSSTEX LIG, LLC
CROSSTEX TUSCALOOSA, LLC
CROSSTEX LIG LIQUIDS, LLC
CROSSTEX PIPELINE, LLC
CROSSTEX PROCESSING SERVICES, LLC
CROSSTEX PELICAN, LLC

By:	/s/ Gysle R. Shellum

Gysle R. Shellum
Vice President-Finance

CROSSTEX PIPELINE PARTNERS, LTD.

By:	Crosstex Pipeline, LLC, its general partner

By:	/s/ Gysle R. Shellum

Gysle R. Shellum
Vice President-Finance
Signature Page to Letter Amendment No. 4

SABINE PASS PLANT FACILITY JOINT VENTURE

By:	Crosstex Processing Services, LLC,
as general partner
and
By:	Crosstex Pelican, LLC, as general partner

By:	/s/ Gysle R. Shellum

Gysle R. Shellum
Vice President-Finance
Signature Page to Letter Amendment No. 4